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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Valley Media, Inc. on Form S-1 of our report dated July 22, 1998 on the consolidated financial statements of the net assets acquired from Star Video Entertainment, L.P., appearing in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
December 18, 1998